Exhibit 99.1

GOLDEN MINERALS PROVIDES AN UPDATE ON THE DRILLING AND UNDERGROUND DRIFTING FOR THE EL QUEVAR PROJECT

Golden, Colorado — (MARKETWIRE) —  August 24, 2011 — Golden Minerals Company (NYSE Amex: AUMN; TSX:AUM) (“Golden Minerals” or “the Company”) today provided an update on the surface drilling and underground development drifting at the El Quevar project.  The El Quevar project is located in the Salta Province in northwestern Argentina.

Surface drilling at the El Quevar project continues to be focused on the Yaxtché zone.  To date, a total of 322 diamond drill holes have been completed at the El Quevar project, of which 227 holes (54,146 meters) have been drilled in the Yaxtche zone.    As previously reported, the occurrence of narrow high grade tension veins was discovered during the course of underground confirmation of the mineral resource model prepared by Micon Engineering in August, 2010.  The Company has recently completed a 28 hole diamond core drilling program totaling about 8,144 meters, designed to detect if there is a discernable difference in the distribution of mineralization that may be related to the newly discovered tension veins, as opposed to that observed in earlier holes drilled in the western extension of the Yaxtché zone, our principal target at El Quevar.  The new holes were drilled perpendicular (southeast) to these tension veins.  Most of the recent drill holes intersected high grade silver mineralization over one to 16 meters and the distribution of mineralization appears to be very similar to the results obtained in earlier drill programs, where the drill holes were directed to the southwest.  Results included drill hole QVD-276, which contained 16 meters of 1,760 grams per tonne of silver, including two meters of 10,117 grams per tonne of silver and another two meters of 2,670 grams per tonne of silver.  A summary of the data is provided in the table below.

One of the primary objectives of the underground exploration drift was to confirm the geologic model and mining methods.  As previously reported, our preliminary evaluation of the data from the underground drifting, along with the recent surface drilling data, suggests that the deposit may be amenable to bulk mining.  This could include a potential open pit on the east and central areas of the Yaxtché zone, along with bulk underground mining in the west Yaxtché zone.   As a result of the continuing evaluation of open pit mining of the east and central Yaxtché zone, we have decided to suspend at this time further continuation of the underground exploration drift, which we expect would be in the pit if we were to proceed with open pit mining. We plan to obtain additional geologic information required for the east and central Yaxtche by underground drilling from the existing drift.  An underground drill is at the site with fan drilling scheduled to commence by the fourth quarter.

A 50 hole surface drill program is now underway on the west Yaxtché zone to provide infill drill data and additional information for the geologic model.  One surface drill is currently operating with one additional drill planned to be on site in September.  Subsequently, we could access the west Yaxtche zone by constructing a new decline on the far west side of the Yaxtche zone, near the post mineral cover, if we determine that the additional information that could be provided by a drift on the west side of the Yatchche zone would be useful in analyzing the bulk underground mining potential.

GOLDEN MINERALS COMPANY

350 Indiana Street — Suite 800 — Golden, Colorado 80401 —  Telephone (303) 839-5060 —  Fax (303) 839-5907

Select drill hole intercepts for 25 of the 28 holes drilled on the Yaxtché West zone during the most recent drilling program, for which we have assays, are listed below.

DRILL HOLE NO.	FROM (meters)	TO (meters)	INTERVAL (meters)	Ag (grams/tonne)
Yaxtché West Zone

QVD-270	313	316	3	233
and	360	368	8	369
including	364	365	1	1170
QVD-271	263	273	10	252
QVD-272	341	342	1	117
and	417	418	1	135
QVD-273	235	247	12	552
including	240	243	3	1226
and	281	284	3	229
QVD-274	326	332	6	356
including	331	332	1	1437
QVD-275	218	220	2	234
and	233	236	3	325
and	296	300	4	267
and	310	334	24	318
including	317	319	2	1424
and	340	351	11	361
QVD-276	225	241	16	1760
including	231	233	2	10,117
and	239	241	2	2670
QVD-277*	282	286	4	569
including	282	284	2	1084
and	311	312	1	1230
QVD-278	No significant results
QVD-279	240	244	4	222
and	256	261	5	155
QVD-280	185	187	2	885
including	186	187	1	1653
and	197	199	2	426
and	229	235	6	712
QVD-281	No significant results
QVD-283	246	256	10	359
including	251	252	1	1007
and	280	282	2	297
QVD-285	No significant results
QVD-286	No significant results
QVD-289	267	268	1	172
QVD-292	200	202	2	1036
QVD-293	204	215	11	644

GOLDEN MINERALS COMPANY

350 Indiana Street — Suite 800 — Golden, Colorado 80401 —  Telephone (303) 839-5060 —  Fax (303) 839-5907

DRILL HOLE NO.	FROM (meters)	TO (meters)	INTERVAL (meters)	Ag (grams/tonne)
and	222	225	3	1379
including	223	224	1	3567
QVD-295	191	201	10	473
including	191	192	1	1619
and	204	205	1	500
and	208	211	3	303
and	241	249	8	325
QVD-297	61	74	13	421
and	77	86	9	416
and	92	98	6	125
and	106	108	2	355
QVD-298	20	27	7	229
and	33	37	4	431
QVD-301	195	200	5	198
and	217	226	9	366
including	224	225	1	1153
and	233	238	5	204
QVD-302	111	113	2	341
QVD-307	61	68	7	203
QVD-311	25	27	2	249
and	31	45	14	629
and	64	65	2	117

Note: * Hole QVD-277 was drilled in a southwest direction; all others were drilled to the southeast

Drill intercepts are based on a 100 gram per tonne silver cut-off with no upper cut-off. Drill intercept lengths are down-hole lengths reflecting apparent widths of mineralization with true widths ranging from 75% to 95% of the reported down-hole lengths.

A drill hole location map and listing of all drill intercepts for the holes at El Quevar for which the Company has received and verified results will be available at http://www.goldenminerals.com/.

Review by Qualified Person, Quality Control and Reports

Results of the Company’s drilling program have been reviewed, verified, and compiled under the direction of the Company’s Senior Vice President of Exploration, Robert Blakestad, M.Sc., P.Geo, L.P.G., a Qualified Person for the purpose of NI 43-101.  Mr. Blakestad has over 35 years of mineral exploration experience and is a Professional Geoscientist and a member of the Society for Mining, Metallurgy and Exploration.

[deleted because it appears under the table]To ensure reliable sample results, Golden Minerals uses a quality assurance/quality control program that monitors the chain-of-custody of samples and includes the insertion of blanks, duplicates, and certified reference standards in each batch of samples. Core is photographed and sawn in half with one half retained in a secured facility for verification purposes. Sample preparation (crushing and pulverizing) is performed at an independent ISO 9001:2001 certified laboratory in Mendoza, Argentina. Prepared samples are direct-shipped to ISO 9001:2001 certified

GOLDEN MINERALS COMPANY

350 Indiana Street — Suite 800 — Golden, Colorado 80401 —  Telephone (303) 839-5060 —  Fax (303) 839-5907

laboratories in Santiago, Chile or Vancouver, B.C. Pulp splits of mineralized intervals are re-assayed at certified independent referee laboratories in Chile and Canada.

About Golden Minerals

Golden Minerals is a Delaware corporation based in Golden, Colorado, primarily engaged in the advancement of its pipeline of exploration projects in Mexico and South America. The Company has a large portfolio of exploration projects, including the El Quevar project in the Salta Province of northwestern Argentina and advanced stage drilling projects in Mexico and Peru. The Company’s experienced management team has proven in house ability to explore, develop and operate mining projects.

Merger with ECU Silver Mining Inc.

On June 24, 2011, Golden Minerals announced that it had entered into a definitive agreement with ECU Silver Mining Inc. (“ECU”) to engage in a business combination transaction pursuant to which the Company will acquire all of the outstanding common shares, options and warrants of ECU, and ECU will become the Company’s wholly-owned subsidiary. Per the terms of the transaction, ECU shareholders will receive 0.05 shares of the Company’s common stock and Cdn$0.000394 in cash for each ECU common share held immediately prior to the consummation of the transaction and the Company will issue options and warrants to purchase its common stock as replacement options and warrants to current holders of ECU options and warrants. The replacement options and warrants will be in quantities and strike prices based on the 0.05 exchange ratio. The transaction will be considered a merger of equals and will provide the Company with access to ECU’s position in one of Mexico’s most prolific silver belts, and to a producing mine with significant potential growth prospects at ECU’s Velardeña project. The Company anticipates that the transaction will close in early September 2011.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the exploration results and programs at the El Quevar project, including the interpretation of mineralized structures encountered in the development drift, planned and potential exploration and development activities, anticipated timing and scope of further drilling activities; and the timing of completion of the transaction with ECU. These statements are subject to risks and uncertainties, including results of exploration, including the additional planned drilling at El Quevar; changes in geological, geostatistical and other interpretations of the Yaxtché deposit; availability of drills; unexpected variations in ore grade, types and metallurgy; uncertainties regarding whether the El Quevar resource and mine models will be confirmed; fluctuations in silver and other metal prices; technical and permitting issues; changes in applicable law that might increase the cost or otherwise negatively affect the Company in conducting planned drilling and exploration activities and otherwise advancing El Quevar project; and financial market conditions.  Statements regarding the transaction with ECU are subject to risks and uncertainties, including risks regarding the parties’ ability to obtain the required securityholder, court, regulatory and third party approvals on a timely basis, risks regarding the integration of the two entities, and incorrect assessments of the values of the other entity.  Golden Minerals Company assumes no obligation to update this information. Additional risks relating to Golden Minerals Company may be found in the periodic and current reports filed with the Securities Exchange Commission by Golden Minerals Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

GOLDEN MINERALS COMPANY

350 Indiana Street — Suite 800 — Golden, Colorado 80401 —  Telephone (303) 839-5060 —  Fax (303) 839-5907

Additional Information and Where to Find It

In connection with Golden Minerals’ and ECU’s solicitation of proxies with respect to the meetings of shareholders of Golden Minerals and securityholders of ECU to be called with respect to the proposed Transaction, Golden Minerals has filed a proxy statement with the Securities and Exchange Commission (“SEC”) and ECU has filed a management information circular with Canadian securities regulatory authorities.  The Golden Minerals proxy statement was first mailed to stockholders on August 2, 2011. SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT OR MANAGEMENT INFORMATION CIRCULAR, AS APPLICABLE, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the Golden Minerals proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov and a free copy of the ECU management information circular and other relevant documents filed with Canadian securities authorities, including technical reports relating to the Golden Minerals and ECU properties, at www.sedar.com. Stockholders of Golden Minerals will also be able to obtain a free copy of the proxy statement and other relevant documents by directing a request by mail or telephone to Golden Minerals, 350 Indiana Street, Suite 800, Golden, Colorado 80401 or (303) 839-5060, or from Golden Minerals’ website, www.goldenminerals.com. Shareholders of ECU will also be able to obtain a free copy of the management information circular and other relevant documents by directing a request by mail or telephone to ECU, 87 Front Street East, 2nd Floor, Toronto, Ontario M5E 1B8 or 819-797-1210, or from ECU’s website, www.ecu.ca.

Interests of Participants in the Solicitation of Proxies

Golden Minerals and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed Transaction.  Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Golden Mineral’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the transaction with ECU. Copies of these documents can be obtained, without charge, at the SEC’s website at www.sec.gov or by directing a request to Golden Minerals at the address above.

For additional information please visit http://www.goldenminerals.com/ or contact:

Golden Minerals Company

Jerry W. Danni, (303) 839-5060

Executive Vice President

SOURCE: Golden Minerals Company

GOLDEN MINERALS COMPANY

350 Indiana Street — Suite 800 — Golden, Colorado 80401 —  Telephone (303) 839-5060 —  Fax (303) 839-5907